UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road Thorold, Ontario L0S 1K0 (Address of Principal Executive Offices)

(905) 384-4383

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2011, JBI, Inc. (“JBI” or the “Company”) and RockTenn Company (“RockTenn”) entered into a Master Revenue Sharing Agreement (the ‘Agreement”) for a ten (10) year term with an automatic 5 year renewal term.

In accordance with the terms and provisions of the Agreement, JBI has an exclusive 10-year license to the following:
1. Build and operate Plastic2Oil processors at RockTenn facilities.
2. Process RockTenn's waste plastic from paper mills and material recovery facilities (MRF).
3. Mine and process plastic feedstock from plastic-filled monofill sites.
4. Monofill sites contain years of waste plastic from mills.
5. Waste plastic from RockTenn facilities exceeds thousands of tons per day.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1      Master Revenue Sharing Agreement between JBI, Inc. and RockTenn Company dated July 29, 2011.*

* Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: August 4, 2011.	By:	/s/ John Bordynuik
John Bordynuik
President & Chief Executive Officer